Exhibit 99.1

US Foods Board of Directors Announces Corporate Governance Changes
Separates Roles of Chair and Chief Executive Officer
Lead Independent Director Robert M. Dutkowsky Elected Non-Executive Chair
Elects New Chairs of Compensation and Nominating & Corporate Governance Committees

February 11, 2022

ROSEMONT, Ill. --(BUSINESS WIRE)-- US Foods Holding Corp. (NYSE: USFD) (“US Foods” or the “Company”), one of the largest foodservice distributors in the United States, today announced that, following a governance review by the Board of Directors (the “Board”)”, it has implemented a series of changes consistent with its commitment to best practices of corporate governance.

Effective immediately, the Board of Directors has determined to separate the roles of Chief Executive Officer and Chair. Robert M. Dutkowsky, currently US Foods’ independent lead director, has been elected non-executive Chair. Pietro Satriano will continue as Chief Executive Officer and a director.

In addition, the Board has elected Cheryl A. Bachelder to serve as Chair of the Compensation Committee of the Board and Ann E. Ziegler to serve as Chair of the Nominating & Corporate Governance Committee of the Board, effective immediately.

About US Foods
US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 300,000 restaurants and foodservice operators to help their businesses succeed. With 70 broadline locations and 80 cash and carry stores, US Foods provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

Additional Information
The Company intends to file a proxy statement on Schedule 14A, an accompanying white proxy card and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying white proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company’s Investor Relations website at https://ir.usfoods.com/investors or by contacting the Company’s Investor Relations department at Melissa.Napier@usfoods.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Solicitation
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 2, 2021, the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, filed with the SEC on February 16, 2021, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Proxy Statement for the Company’s 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.

INVESTOR CONTACT:

Melissa Napier
847-720-2767
Melissa.Napier@usfoods.com

MEDIA CONTACT:

Sara Matheu
773-580-3775
Sara.Matheu@usfoods.com